Exhibit 99.1
TRANSATLANTIC RE AND ALLIED WORLD AGREE TO A MERGER OF EQUALS TO
CREATE A PREMIER GLOBAL SPECIALTY INSURANCE AND REINSURANCE COMPANY
Transaction Creates Premier Company with $8.5 Billion in Capital
Investor Conference Call to Discuss Transaction at 8:00 a.m. ET, Monday
NEW YORK, New York and ZUG, Switzerland, June 12, 2011 — Transatlantic Holdings, Inc. (NYSE: TRH) and Allied World Assurance Company Holdings, AG (NYSE: AWH) today announced the signing of a definitive merger agreement that will create a leading, global specialty insurance and reinsurance company. The combined entity will have total invested assets of $21 billion, total shareholders’ equity of nearly $7 billion, and total capital of $8.5 billion. The combined company will operate under a holding company structure with the corporate name TransAllied Group Holdings, AG, offering specialty insurance and reinsurance products and services via two distinct brands — Transatlantic Reinsurance and Allied World Insurance.
The transaction is structured as a merger of equals, with shareholders of Transatlantic receiving 0.88 Allied World common shares for each Transatlantic common share held. Following the merger, Transatlantic shareholders will own approximately 58% of the combined company on a fully diluted basis, with Allied World shareholders owning approximately 42%.
Upon completion of the merger, Scott Carmilani, Chairman, President and Chief Executive Officer of Allied World Assurance Company Holdings, AG, will serve as the President and Chief Executive Officer of the new company, with overall responsibility for the global organization. Mike Sapnar, Executive Vice President and Chief Operating Officer of Transatlantic, will serve as President and Chief Executive Officer, Global Reinsurance. Both Carmilani and Sapnar will serve on the combined company’s Board of Directors, which will have 11 seats, six appointed by Transatlantic and five by Allied World. Richard Press, Transatlantic’s non-executive Chairman, will serve as the non-executive Chairman of the Board of Directors for the combined company for the first year following the closing of the merger to provide stewardship during the integration process.
Robert Orlich, President and Chief Executive Officer of Transatlantic, who will retire upon the closing of the transaction, stated, “Transatlantic and Allied World make great merger partners in every sense of the term. For Transatlantic in particular, the transaction delivers strategic and financial benefits, including primary insurance operations, a Lloyd’s presence and a bigger capital base outside the U.S., allowing for greater capital allocation flexibility. I look forward to helping see this transaction through to completion, after which Scott and Mike are the right team to move this forward and capitalize on the great opportunity for the new company to create value for shareholders.”

Scott Carmilani commented, “We are very excited about this strategic combination of two industry leading insurance and reinsurance franchises. The combined company will enjoy significant scale with $8.5 billion in capital and $21 billion in invested assets. More importantly, both companies’ operations will benefit from a significant global footprint with access to distribution channels within all major markets as well as attractive geographic and product diversity. Collectively, we will have 39 offices located throughout 18 countries worldwide.
I have long admired Bob Orlich, Mike Sapnar and the management team at Transatlantic and the specialty reinsurance business they have built, which very much complements Allied World’s specialty insurance focus. This merger will only serve to strengthen the combined company’s market profile and competitive position, greatly enhancing our capabilities to post strong returns through all phases of the industry cycle. Both management teams have a strong track record of building value for their shareholders over the long run, and we are eager to continue doing just that as part of one organization.”
As a result of the merger, the combined company, its shareholders, clients, trading partners and employees, should benefit from:
•	Increased financial strength, a stronger capital base and greater business diversification

•	Access to additional growth opportunities with greater diversity, enhanced structural flexibility, and improved earnings stability

•	A full suite of products and services

•	Expanded distribution and a global platform
Both companies’ boards of directors have unanimously approved the transaction. Closing is estimated for the fourth quarter of 2011, subject to approval by the shareholders of the respective companies, receipt of regulatory approvals and notices, and other customary closing conditions.
Conference Call and Webcast
Transatlantic and Allied World will host a joint conference call on Monday, June 13, 2011 at 8:00 a.m. (Eastern Time) to discuss the proposed merger. The public may access a live webcast of the conference call, as well as a slide presentation to be referenced during the call, at either the “Investor Information” section of Transatlantic’s website at www.transre.com or the “Investor Relations” section of Allied World’s website at www.awac.com. In addition, the conference call may be accessed by dialing 1-877-317-6701 (U.S. and Canada callers) or 1-412-317-6701 (international callers) and entering the passcode 4644878 approximately fifteen minutes prior to the call.
Following the conclusion of the presentation, a replay of the call will be available through Monday, June 27, 2011 by dialing 1-877-344-7529 (U.S. and Canada callers) or 1-412-317-0088

(international callers) and entering the passcode 451580. In addition, the webcasts will remain available online until June 27, 2011 at www.transre.com and www.awac.com.
About Transatlantic
Transatlantic Holdings, Inc. is a leading international reinsurance organization headquartered in New York. Its subsidiaries, Transatlantic Reinsurance Company ®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis — structuring programs for a full range of property and casualty products, with an emphasis on specialty risks. Transatlantic Holdings’ principal operating subsidiaries are all rated A+ by Standard & Poor’s and A (Excellent) by A.M. Best for financial strength. In addition, Transatlantic Reinsurance Company has been assigned a financial strength rating of A1 by Moody’s. Visit — www.transre.com — for additional information about Transatlantic.
About Allied World
Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of branches and affiliates. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s. Please visit www.awac.com for further information on Allied World.
Additional Information About the Proposed Merger and Where to Find It
This press release relates to a proposed merger between Transatlantic and Allied World that will become the subject of a registration statement, which will include a joint proxy statement/prospectus, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) that will provide full details of the proposed merger and the attendant benefits and risk. This press release is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to shareholders as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in the Solicitation
Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Shareholders. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.
Advisors
Goldman, Sachs & Co. and Moelis & Co. LLC acted as financial advisors to Transatlantic and Gibson, Dunn & Crutcher LLP and Lenz & Staehelin acted as U.S. and Swiss legal counsel, respectively. Deutsche Bank Securities Inc. acted as financial advisor to Allied World and Willkie Farr & Gallagher LLP and Baker & McKenzie acted as U.S. and Swiss legal counsel, respectively.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect each company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Transatlantic’s or Allied World’s shareholder approval or the failure to satisfy other conditions to completion of the merger, including receipt of regulatory approvals; risks that the proposed transaction disrupts each company’s current plans and operations; the ability to retain key personnel; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of each party’s loss reserves; Allied World or its non-U.S. subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in each company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Transatlantic and Allied World are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.
For Transatlantic:
Investors:
Thomas V. Cholnoky
Senior Vice President, Investor Relations
1-212-365-2292
investor_relations@transre.com
Media:
Anthony Herrling/JoAnne Barrameda
Brainerd Communicators
1-212-986-6667
Ex. 738 (Herrling)/ex. 749 (Barrameda)
herrling@braincomm.com
barrameda@braincomm.com
For Allied World:
Media:
Faye Cook
VP, Marketing & Communications
1- 441-278-5406
faye.cook@awac.com
Investors:
Keith J. Lennox
Investor Relations Officer
1-646-794-0750
keith.lennox@awac.com